Exhibit 10.8

SEPARATION AGREEMENT AND GENERAL RELEASE
This Separation Agreement and General Release (this “Agreement”) is entered into by and between Starz Entertainment, LLC (the “Company” and collectively with Starz, Starz LLC and each of their respective parent, subsidiary and affiliated entities, the “Starz Group”) and Glenn Curtis (“you”) (collectively, the “Parties”). Conditioned upon your execution and non-revocation of this Agreement, in exchange for the terms, conditions and releases set forth below, you will be entitled to receive the Severance Benefits described in Section 3 of this Agreement. Accordingly, the Company and you agree as follows:
1.Effective Date. This Agreement will become effective on the eighth (8th) day after the Company receives this Agreement signed by you (the “Effective Date”), provided that (a) you do not revoke it within the seven day period after you sign it pursuant to Section 9(d) of this Agreement; and (b) it is signed and delivered to the Company on or before June 3, 2016.
2.Separation Date. You acknowledge and agree that: (a) your last day of employment will be July 1, 2016 (subject to earlier termination if you commit a material breach of this Agreement) (the “Separation Date”); (b) during the period commencing on the Effective Date and ending on the Separation Date (subject to earlier termination if you commit a material breach of this Agreement) (the “Transition Period”), you will: (i) continue to serve in your role as President of the Company and President of other companies in the Starz Group; (ii) use your reasonable best efforts to perform your duties in good faith and in compliance with the Company’s policies and all applicable laws; and (iii) assist in the transition of your duties as requested from time to time by the Company. During the Transition Period, you may work remotely without working from the Company’s offices except as reasonably necessary to fulfill your obligations under this Section of the Agreement.
3.Consideration. Provided that you sign this Agreement, do not revoke it, and comply with all of its terms and the terms of Section 2 of the Starz Severance Agreement between the Company and you, dated April 1, 2014, as amended (as so amended, the “Starz Severance Agreement”), the Company will provide the following severance benefits to you (the “Severance Benefits”) in lieu of the severance payments and benefits offered to you in Section 1 of the Starz Severance Agreement:

(a)
During the Transition Period, the Company will continue to (i) pay your base salary in effect as of the Effective Date in accordance with the Company’s standard payroll practices; (ii) allow you to participate in the Company’s health insurance plans; (iii) pay you your 240 hours of accrued paid vacation in the next regular payroll period following the Separation Date, and (iv) allow you to vest in your Equity Awards (as defined in Section 10 of this Agreement) as currently provided in applicable Equity Award Agreements (as defined in Section 10 of this Agreement);

(b)	The Company will eliminate your position (as currently constituted) effective as of the Separation Date.

(c)
Subject to your continued employment with the Company through the Separation Date, you signing the Supplemental Release Agreement attached hereto as Exhibit A (the “Supplemental Release”) on or within twenty one (21) days after the Separation Date, and you not revoking the Supplemental Release within seven (7) days after signing it, the Company will provide the following payments and benefits (the “Supplemental Severance Benefits”) subject to adjustment as set forth in Section 1(c) of the Starz Severance Agreement:

(i)
The Company will pay to you an amount equal to $425,000.00 (which represents a payment for six months of your current base salary of $850,000.00 (“Base Salary”)) on or before the sixtieth (60th) day after the Separation Date;

(ii)	The Company will pay to you an amount equal to $403,750.00 (which represents 50% of your 2016 target annual bonus) on or before the sixtieth (60th) day after the Separation Date;

(iii)
For the period commencing on January 1, 2017 and ending on December 31, 2017 (the “Subsequent Severance Period”), the Company will pay you monthly the difference between (A) $70,833.33 (which represents your monthly Base Salary) and (B) the amount of wages or other compensation for services received by you from any other employer or other entity for the applicable month during the Subsequent Severance Period (the amount in sub-clause (B) is referred to herein as the “Mitigation Amount,” and the payments calculated and made to you under this Section 3(c)(iii) are collectively referred to herein as the “Subsequent Severance Payments”). If requested by the Company, you will provide the Company with documentation supporting the Mitigation Amount during any period during the Subsequent Severance Period. The Subsequent Severance Payments will be payable in periodic installments pursuant to the Company’s normal payroll schedule, as applicable, commencing on the first scheduled payroll date following the commencement of the Subsequent Severance Period.

(iv)
The Supplemental Severance Benefits will be subject to all applicable tax and other withholdings, including any applicable Deferral Elections, except that no withholding will be made for any 40l(k) plan or for premiums for continued insurance coverage pursuant to COBRA.

(v)
Subject to you allowing the Company to remove any of its Confidential Information from the mobile phone issued to you, or paid for, by the Company (which you will provide to the Company’s IT department on or within three days after the Separation Date), you will be permitted to retain such mobile phone and the Company will transfer the current telephone number of such mobile phone to you for your use, subject to applicable requirements of the mobile cellular carrier regarding such transfers.

(vi)
The Supplemental Severance Benefits will be reduced (but not below the Release Consideration (as defined in the Starz Severance Agreement)) by any amount of severance pay you may be entitled to receive under any other severance plan or arrangement, individual written employment agreement or other agreement relating to payment upon separation from employment.

(d)
Following the Separation Date, if you become re-employed by the Company or any member of the Starz Group in any category of employment prior to your actual receipt of any portion of the Supplemental Severance Benefits, the Supplemental Severance Benefits will be suspended, and you will not be subject to additional Supplemental Severance Benefits under this Agreement. If you die after becoming eligible for the Supplemental Severance Benefits but before you receive the full amount of your Supplemental Severance Benefits, the remaining amount of such Supplemental Severance Benefits will be paid in one lump sum, within 60 days after your date of death, to your estate.

Notwithstanding any provision to the contrary in this Agreement or the Starz Severance Agreement, your service as a member of the board of directors of Crown Media Holdings, Inc. or any of its affiliates will not be deemed to constitute a Competitive Activity under the Starz Severance Agreement, and no fees or other compensation paid to you with respect to such service will be included in the Mitigation Amount or otherwise reduce or be offset against Severance Benefits. You acknowledge and agree that the Severance Benefits constitute payments and benefits that you would not otherwise be entitled to receive, now or in the future, without entering into this Agreement and constitutes valuable consideration for the promises and undertakings set forth in this Agreement.
4.No Further Compensation. You acknowledge and agree that, except with respect to the Severance Benefits: (a) the Starz Group has paid all salary, wages, bonuses, accrued vacation, commissions, and any and all other benefits and compensation that you earned during your employment with the Company or any other member of the Starz Group; (b) you will not be eligible for, or entitled to receive, any other bonus amounts following the Separation Date; and (c) all benefits and perquisites of employment with the Company or any other member of the Starz Group will cease as of the Separation Date and you will not receive any further salary, bonuses, vacation, vesting of benefits or equity, or other forms of compensation after the Separation Date from the Company or any other member of the Starz Group.
5.Health Insurance. Your group health insurance will cease on the last day of the month of the Separation Date. At that time, you will be eligible to continue your group health insurance benefits at your own expense, subject to the terms and conditions of the benefit plan, federal COBRA law, and, as applicable, state insurance laws. You will receive additional information regarding your right to elect continued coverage under COBRA in a separate communication.
6.Expense Reimbursement. Within five (5) business days following the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses, if any, that you incurred during your employment with the Company and/or any other member of the Starz Group for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its standard expense reimbursements.
7.Release of Claims. You agree that the consideration set forth in Section 3 of this Agreement represents settlement in full of all outstanding obligations owed to you by the Starz Group and their officers, directors, agents and employees, and is satisfactory consideration for the Release of Claims set forth herein. On behalf of yourself, and your respective heirs, spouse, domestic partner, executors and assigns, you hereby fully and forever release the Starz Group and each of their parent, subsidiaries and affiliates, and each of its and their past, present and future officers, agents, directors, employees, investors, members, managers, administrators, attorneys, insurers, parents, subsidiaries, affiliates, predecessor and successor corporations, and assigns (the “Releasees”), from, and agree not to sue concerning, or in any manner to institute, prosecute or pursue, or cause to be instituted, prosecuted, or pursued, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that you may possess against any of the Releasees arising from any omissions, acts or facts that have occurred up until and including the date that you sign this Agreement (collectively, the “Claims”), including without limitation: (a) any and all Claims relating to or arising from your employment relationship with the Starz Group or the termination of that relationship; (b) any and all Claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; or conversion; (c) any and all Claims for violation of any federal, state or municipal statute, regulation, ordinance, constitution or common law, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Fair Credit Reporting Act; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; The Worker Adjustment and Retraining Notification Act; the Sarbanes-Oxley Act; the National Labor Relations Act, as amended (“NLRA”); the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); the Family and Medical Leave Act, as amended (“FMLA”); Uniformed Services Employment and Reemployment Rights Act (“USERRA”); and the Genetic Information Nondiscrimination Act of 2008 (“GINA”); the various whistleblower protection statutes enforced by the United States Department of Labor; the Colorado Anti-Discrimination Act; Colorado’s minimum wage and overtime compensation laws, wage orders and regulations; the California Fair Employment and Housing Act; the California Family Rights Act; California Labor Code; the California Unfair Competition Law; or the California Business & Professions Code; (d) any and all Claims for any severance pay, bonuses, wages, sick leave, holiday pay, vacation pay, paid time off, life insurance, health and/or medical insurance or any other fringe benefit, or any other form of compensation allegedly earned during your employment with the Company; and (e) any and all Claims for penalties, attorneys’ fees, costs, and/or penalties.
Notwithstanding anything to the contrary herein, the foregoing release does not include any Claim that cannot be released as a matter of applicable law, or any Claims arising after the date of this Agreement, including but not limited to Claims for a breach of this Agreement. In addition, this Release does not prohibit you from filing a charge with the Equal Employment Opportunity Commission (the “EEOC”) the Colorado Civil Rights Division, or any other applicable state, federal or local administrative agency, (“CCRD”) or participating in an investigation conducted by the EEOC, CCRD or any other applicable state, federal or local administrative agency investigation. You do hereby waive your right to receive any monetary or other recovery should any released claim be pursued with the EEOC, CCRD, or any other federal, state or local administrative agency on your behalf arising out of or related to your employment with and/or separation from the Starz Group.
8.Waiver of Unknown Claims. You understand and agree that the Release of Claims in Section 7 of this Agreement will be effective as a full and final release by you of each and every released Claim described in Section 7 of this Agreement, including but not limited to any known or unknown claims and any suspected or unsuspected claims. In furtherance of this intention, you expressly waive any and all rights under any state, federal or local law, regulation, or common law that prohibit the release of unknown or unsuspected claims, including but not limited to Section 1542 of the California Civil Code (“Section 1542”) or any similar or analogous law, regulation, or common law. For your understanding, the text of Section 1542 states:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
9.Waiver Of Age Discrimination Claims. You expressly acknowledge and agree that, by entering into this Agreement, you are waiving any and all rights or claims that you may have arising under the Age Discrimination in Employment Act, as amended (the “ADEA”), which have arisen on or before the date that you sign this Agreement. You further acknowledge and agree that:

(a)	In return for this Agreement, you will receive compensation beyond that which you were already entitled to receive before entering into this Agreement;

(b)	You are hereby advised in writing to consult with an attorney before signing this Agreement;

(c)
You were informed that: (i) you have twenty one (21) days within which to consider the Agreement; (ii) the twenty one (21)-day period to consider this Agreement will not re-start or be extended if any changes (whether material or immaterial) are made to this Agreement after the date it is first provided to you; and (iii) if you sign this Agreement before the end of such twenty one (21)-day period, you acknowledge and agree that you will have done so voluntarily and with full knowledge that you are waiving your right to have twenty one (21) days to consider this Agreement;

(d)
You were informed that you have seven (7) days following the date that you sign this Agreement in which to revoke the Agreement, and that this Agreement will become null and void if you elect revocation during that time. Any revocation must be in writing and must be received by the Company (delivered to David Weil, Executive Vice President and General Counsel, at ) during the seven (7)-day revocation period. In the event that you exercise your right of revocation, neither the Company nor you will have any obligations under this Agreement; and

(e)
Nothing in this Agreement prevents or precludes you from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

10.Equity Awards. You agree and acknowledge that attached hereto as Exhibit B is a correct schedule of all: (a) stock options that the Company has granted to you to acquire shares of Starz Series A Common Stock (the “Common Stock”) that are outstanding as of the date hereof, along with the corresponding exercise price per share (the “Options”); (b) restricted shares of the Common Stock that the Company has granted to you that are outstanding as of the date hereof (the “Restricted Shares”); and (c) restricted stock units with respect to the Common Stock that the Company has granted to you that are outstanding as of the date hereof (the “Restricted Stock Units”). The Options, Restricted Shares and Restricted Stock Units may be collectively referred to as the “Equity Awards,” and are subject to the terms and conditions of the Starz 2011 Incentive Plan or the Starz Transitional Stock Adjustment Plan (collectively, the “Incentive Plan”) and the award agreements that you entered into in connection with each Equity Award (the “Equity Award Agreements”). You hereby acknowledge and confirm that you do not own, and you do not have (except for the Equity Awards set forth on Exhibit B) any contractual right to receive or acquire, any equity, security or derivative security of Starz, the Company or any of their parent, subsidiary or affiliated entities.
11.Non-Disparagement. You agree not to make any oral or written statement, or take any other action, that disparages, criticizes or damages the reputations of the Starz Group or their officers, directors, agents or employees, products or services; or impairs the normal operations of the Company or any other member of the Starz Group; provided, however, that nothing in this Agreement will prohibit you form providing truthful information or testimony in response to any court order, subpoena, or government investigation. With respect to any employment reference or verification for you that Starz may receive, the Starz Group will provide only the dates of your employment and title of position(s) held.
12.Confidentiality of Agreement. You hereby promise and agree to keep the existence and terms of this Agreement in the strictest confidence and, except as required by law, not reveal the existence or terms of this Agreement to any persons except your immediate family, your attorney and your financial advisors (and to them only provided that they also agree to keep the information completely confidential), and the court in any proceedings to enforce the terms of this Agreement.
13.Confidential Information. You hereby promise and agree not to use or disclose, directly or indirectly, or divulge to any person or entity in any manner, any confidential or proprietary information originating with or belonging to, or with respect to any of the officers, directors, members, or partners of, the Starz Group or any of their parent, subsidiaries, affiliates or portfolio companies (“Confidential Information”). Confidential Information includes but is not limited to inventions, research and development, engineering, products, designs, manufacturing, methods, systems, improvements, trade secrets, formulas, processes, marketing, merchandising, selling, licensing, servicing, pricing, personnel information, financial information, consultants and consultant lists, business records, financial information, manuals, business strategies and business plans. The provisions of Sections 12 and 13 of this Agreement will not apply to information that: (a) is or becomes generally available to the public by any lawful means, without breach of this Agreement, including without limitation information that any member of the Starz Group makes public in a proxy statement or any other filing with the Securities and Exchange Commission; (b) was or becomes available to you from a person other than a member of the Starz Group who is not known by you, in good faith, to be under an obligation to any member of the Starz Group not to disclose the information; or (c) was developed independently by you or on your behalf, without any use of Confidential Information.
14.Cooperation. During the Transition Period and following the Separation Date, for a period of five (5) years thereafter you will cooperate with the Company and any member of the Starz Group in connection with their research from time to time into historical company practices, and in connection with any internal or governmental investigation or administrative, regulatory, arbitral or judicial proceeding involving the Company or any member of the Starz Group with respect to matters relating to your employment or engagement with the Company (collectively, “Litigation”). This cooperation includes, but is not limited to, you making yourself available to the Company or any other member of the Starz Group (or their respective attorneys or auditors) upon reasonable notice for: (i) interviews, factual investigations, and providing declarations or affidavits that provide truthful information in connection with any Litigation; (ii) appearing at the request of the Company or any member of the Starz Group to give testimony without requiring service of a subpoena or other legal process; and (iii) volunteering to the Company or any member of the Starz Group pertinent information or documents related to any Litigation. The Company will reimburse you for reasonable expenses that you incur in connection with such cooperation in accordance with the Company’s travel and expense reimbursement policies.
15.Return of Company Property. Subject to Section 3(c)(v) of this Agreement, on or before the Separation Date, you will return to the Company all Starz Group property issued to you, including but not limited to computers (and any software, power cords, manuals, computer bag and other equipment that was provided to you with any such computers), personal digital assistants, and any documents that contain Confidential Information, including all copies maintained on paper or in any electronic format (e.g., emails, memoranda, marketing materials, customer lists, communications, contracts and proposals with customers, excel spread sheets, power point presentations and other documents maintained on any computers, personal digital assistants, phones, iPods, iPads, tablets, or any other electronic storage device or disk, or any email, cloud storage or social media account).
16.No Pending or Future Lawsuits. You represent that you have no lawsuits, claims, or actions pending in your name, or on behalf of any other person or entity, against the Company or any of the Releasees in any state or federal court, any arbitral forum, or any state, federal or local administrative or governmental agency. You also promise to opt out of any class or representative action and to take such other steps as you have the power to take to disassociate yourself from and waive any rights or remedies that might be received from any class or representative action seeking relief against the Company and/or any other Releasee regarding any of the released Claims.
17.No Liens. You represent and warrant that: (a) you have the capacity to act on your own behalf and on behalf of all who might claim through you to bind them to the terms and conditions of this Agreement; and (b) there are no liens or claims of any lien or assignment in law or equity or otherwise of or against any of the claims released herein.
18.Application of Section 409A to Severance Benefits. To the extent that Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) applies to any payment of the Severance Benefits under this Agreement, the following will apply:

(a)	Any payable that is triggered upon the termination of your employment with the Company will be paid only if such termination of employment constitutes a “separation from service” under Section 409A.

(b)	For purposes of Section 409A, your right to receive installment payments of any severance amount will be treated as a right to receive a series of separate and distinct payments.

(c)
If the period for you to review the Supplemental Release straddles two calendar years, then the severance payments referred to in Sections 3(c)(i) and (ii) of this Agreement will be paid in the second calendar year, regardless of when the Supplemental Release is signed.

(d)
In no event will the Company or any member of the Starz Group be liable for any interest or penalties that may be imposed on you under Section 409A or any damages for failing to comply with Section 409A.

(e)
In the event that you are deemed on the Separation Date to be a “specified employee” as defined in Section 409A, then with regard to any payment that is subject to Section 409A, such payment will be delayed until the earlier of: (i) the first business day of the seventh calendar month following such termination of employment; or (ii) your death. Any payments delayed by reason of the prior sentence will be paid in a single lump sum, without interest thereon, on the date indicated by the previous sentence and any remaining payments due under this Agreement will be paid as otherwise provided herein.
19.Entire Agreement. This Agreement, along with the Equity Award Agreements, the Indemnification Agreement dated January 11, 2013 between you and Starz (the “Indemnification Agreement”), and Sections 2, 4, 5, 6(c), 6(d) and 6(g) of the Starz Severance Agreement, constitutes the entire agreement between you and the Company concerning your employment with and separation from the Company, and supersedes and replaces any and all prior negotiations, agreements and understandings, both written and oral, concerning your relationship and separation of employment with the Company.
20.No Admission of Liability. This Agreement constitutes a compromise and settlement of any and all potential disputed claims. No action taken by the Company hereto, either previously or in connection with this Agreement, will be deemed or construed to be: (a) an admission of the truth or falsity of any actual or potential Claims; or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to you or to any third party.
21.Acknowledgements and Representations. You acknowledge and represent that you have not been denied any leave, benefits or rights to which you may have been entitled under the Family Medical Leave Act (“FMLA”) or any other federal or state law, and that you have not suffered any injuries that you suffered at work for which you might still be entitled to compensation or relief. You further acknowledge and represent that, except as expressly provided in this Agreement, you have been paid all wages, bonuses, compensation, benefits and other amounts that the Company or any other Releasee has ever owed to you.
22.Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that: (a) they have read this Agreement; (b) they have had the opportunity to seek legal counsel of their own choice; (c) they understand the terms and consequences of this Agreement and of the releases it contains; and (d) they are fully aware of the legal and binding effect of this Agreement.
23.Governing Law; Severability. The laws of the State of Colorado govern this Agreement, regardless of the laws that might otherwise govern under applicable principles of conflict of law thereof. In the event that any portion of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such portion to other persons or circumstances will be interpreted so as reasonable to effect the intent of the Parties hereto.
24.Arbitration. Any disputes between the Parties arising out of or related to your employment with the Company and the separation of employment with the Company, including but not limited to any disputes relating to the enforcement, construction, interpretation or validity of this Agreement, will be submitted to final and binding arbitration in accordance with the terms of Section 5 of the Starz Severance Agreement; provided, however, that either Party may seek provisional injunctive relief to ensure that the relief sought in arbitration is not rendered ineffectual by interim harm pending the arbitration. Each Party acknowledges and agrees that it or she is waiving its or her right to a trial by jury.
25.Modifications. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by you and an authorized representative of the Company or by a court of competent jurisdiction.
26.Section Headings. Section and other headings contained in this Agreement are for convenience of reference only and will not affect in any way the meaning of interpretation of this Agreement.
27.Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned. Either Party may execute this Agreement by signing on the designated signature block below, and by transmitting such signature page via facsimile or e-mail (via PDF format) to the other Party. Any signature made and transmitted by facsimile or e-mail (via PDF format) for the purpose of executing this Agreement will be deemed an original signature for purposes of this Agreement, and will be binding upon the Party transmitting its or her signature by facsimile or e-mail (via PDF format).
[This space is left blank intentionally.]

IN WITNESS WHEREOF, the Parties have executed or caused to be executed this Agreement as of the date written below.

GLENN CURTIS: Glenn Curtis	Date: , 2016

COMPANY: STARZ ENTERTAINMENT, LLC By: Name: Title:	Date: , 2016

EXHIBIT A
SUPPLEMENTAL RELEASE AGREEMENT
(To Be Executed On Or Within Twenty-One Days After The Separation Date)
This Supplemental Release Agreement (this “Agreement”) is entered into by and between Starz Entertainment, LLC (the “Company” and collectively with Starz, Starz LLC and each of their respective parent, subsidiary and affiliated entities, the “Starz Group”) and Glenn Curtis (“you”) based on the following terms, conditions, covenants, representations, warranties, releases, and consideration. All capitalized terms used but not defined herein will have the meaning ascribed to them in the Separation Agreement and General Release, dated [                ] between the Company and you (the “Separation Agreement”).
1.Effective Date. This Agreement will become effective on the eighth day after you deliver this Agreement to the Company signed by you (the “Effective Date”), provided that you do not revoke this Agreement during the seven (7)-day period after you sign it pursuant to Section 6(d) of this Agreement and provided further that you sign this Agreement and deliver it to the Company on or within twenty-one (21) days immediately following the Separation Date.
2.Consideration. Provided that you timely sign this Agreement and you comply with all of the terms of this Agreement and the Separation Agreement, the Company will provide you the Supplemental Severance Benefits in Section 3(c) of the Separation Agreement. You acknowledge and agree that the benefits described in this Paragraph 2 are consideration that you would not otherwise be entitled to receive without entering into this Agreement and represents sufficient consideration for the releases and covenants provided by you in this Agreement.
3.Payment of All Amounts Owed. By signing below, you acknowledge and represent that excluding the amounts payable pursuant to Section 3(c) of the Separation Agreement, the Company has previously paid you all amounts owed to you, including without limitation all salary, wages, bonuses, commissions, and any and all other benefits and compensation that you earned during your employment with the Starz Group.
4.Release of Claims. You agree that the consideration set forth in Section 2 of this Agreement represents settlement in full of all outstanding obligations owed to you by the Starz Group and their officers, directors, agents and employees, and is satisfactory consideration for the Release of Claims set forth herein. On behalf of yourself, and your respective heirs, family members, executors and assigns, you hereby fully and forever release the Starz Group and all other Releasees, from, and agree not to sue concerning, or in any manner to institute, prosecute or pursue, or cause to be instituted, prosecuted, or pursued, any and all Claims, including without limitation: (a) any and all Claims relating to or arising from your employment relationship with the Company or any other member of the Starz Group or the termination of that relationship; (b) any and all Claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; or conversion; (c) any and all Claims for violation of any federal, state or municipal statute, regulation, ordinance, constitution or common law, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Fair Credit Reporting Act; the Fair Labor Standards Act; the Employee Retirement Income Security Act

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of 1974; The Worker Adjustment and Retraining Notification Act; the Sarbanes- Oxley Act; the National Labor Relations Act, as amended (“NLRA”); the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); the Family and Medical Leave Act, as amended (“FMLA”); Uniformed Services Employment and Reemployment Rights Act (“USERRA”); and the Genetic Information Nondiscrimination Act of 2008 (“GINA”); the various whistleblower protection statutes enforced by the United States Department of Labor; the Colorado Anti-Discrimination Act; Colorado’s minimum wage and overtime compensation laws, wage orders and regulations; the California Fair Employment and Housing Act; the California Family Rights Act; California Labor Code; the California Unfair Competition Law; or the California Business & Professions Code; (d) any and all Claims for any severance pay, bonuses, wages, sick leave, holiday pay, vacation pay, paid time off, life insurance, health and/or medical insurance or any other fringe benefit, or any other form of compensation allegedly earned during your employment with the Company or any other member of the Starz Group; and (e) any and all Claims for penalties, attorneys’ fees, costs, and/or penalties.
Notwithstanding anything to the contrary herein, the foregoing release does not include any Claim that cannot be released as a matter of applicable law, or any Claims arising after the date of this Agreement, including but not limited to Claims for a breach of this Agreement. In addition, this Release does not prohibit you from filing a charge with the EEOC, the CCRD or any other applicable state, federal or local administrative agency or participating in an investigation conducted by the EEOC, CCRD or any other applicable state, federal or local administrative agency. You do hereby waive your right to receive any monetary or other recovery should any released claim be pursued with the EEOC, CCRD, or any other federal, state or local administrative agency on your behalf arising out of or related to your employment with and/or separation from the Company or any other member of the Starz Group.
5.Waiver of Unknown Claims. You understand and agree that the Release of Claims in Section 4 of this Agreement will be effective as a full and final release by you of each and every released Claim described in Section 4 of this Agreement, including but not limited to any known or unknown claims and any suspected or unsuspected claims. In furtherance of this intention, you expressly waive any and all rights under any state, federal or local law, regulation, or common law that prohibit the release of unknown or unsuspected claims, including but not limited to Section 1542 of the California Civil Code (“Section 1542”) or any similar or analogous law, regulation, or common law. For your understanding, the text of Section 1542 states:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
6.Waiver Of Age Discrimination Claims. You expressly acknowledge and agree that, by entering into this Agreement, you are waiving any and all rights or claims that you may have arising under the Age Discrimination in Employment Act, as amended (the “ADEA”), which have arisen on or before the date that you sign this Agreement. You further acknowledge and agree that:

(a)	In return for this Agreement, you will receive compensation beyond that which you were already entitled to receive before entering into this Agreement;

(b)	You are hereby advised in writing to consult with an attorney before signing this Agreement;

(c)
You were informed that: (i) you have twenty one (21) days within which to consider the Agreement; (ii) the twenty one (21)-day period to consider this Agreement will not re-start or be extended if any changes (whether material or immaterial) are made to this Agreement after the date it is first provided to you; and (iii) if you sign this Agreement before the end of such twenty one (21)-day period, you acknowledge and agree that you will have done so voluntarily and with full knowledge that you are waiving your right to have twenty one (21)

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days to consider this Agreement;

(d)
You were informed that you have seven (7) days following the date that you sign this Agreement in which to revoke the Agreement, and that this Agreement will become null and void if you elect revocation during that time. Any revocation must be in writing and must be received by the Company (delivered to David Weil, Executive Vice President, at ) during the seven (7)-day revocation period. In the event that you exercise your right of revocation, neither the Company nor you will have any obligations under this Agreement; and

(e)
Nothing in this Agreement prevents or precludes you from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

7.Warranty Regarding Equity. You hereby acknowledge and agree that, except as described in Section 10 of the Separation Agreement, you have no contractual or legal right to receive or acquire, any security, derivative security or equity in Starz, the Company or any of their parent, subsidiary or affiliated entities.
8.No Pending or Future Lawsuits. You represent that you have no lawsuits, claims, or actions pending in your name, or on behalf of any other person or entity, against the Company or any of the Releasees. You also represent that you do not intend to bring any claims on your own behalf or on behalf of any other person or entity against the Company or any of the Releasees.
9.Confidentiality of Agreement. You hereby promise and agree to keep the existence and terms of this Agreement in the strictest confidence and, except as required by law, not reveal the existence or terms of this Agreement to any persons except your immediate family, your attorney, and your financial advisors (and to them only provided that they also agree to keep the information completely confidential), and the court in any proceedings to enforce the terms of this Agreement. The provisions of this Section 9 will not apply to information that: (a) is or becomes generally available to the public by any lawful means, without breach of this Agreement, including without limitation information that any member of the Starz Group makes public in a proxy statement or any other filing with the Securities and Exchange Commission; (b) was or becomes available to you from a person other than a member of the Starz Group who is not known by you, in good faith, to be under an obligation to any member of the Starz Group not to disclose the information; or (c) was developed independently by you or on your behalf, without any use of Confidential Information.
10.Successors and Assigns. This Agreement will be binding upon each of the Parties and upon their respective heirs, administrators, representatives, executors, successors and assigns, and will inure to the benefit of each Party and to their heirs, administrators, representatives, executors, successors, and assigns. This Agreement may be assigned by the Company without restriction (including but not limited to, in connection with any merger, reorganization, sale of assets or securities of the Company, or otherwise). Because this Agreement contains obligations that are personal to you, you are not entitled to assign this Agreement.
11.No Admission of Liability. You understand and acknowledge that this Agreement constitutes a compromise and settlement of any and all potential disputed claims. No action taken by the Company hereto, either previously or in connection with this Agreement, will be deemed or construed to be: (a) an admission of the truth or falsity of any actual or potential Claims; or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to you or to any third party.
12.No Pending or Future Lawsuits. You represent that you have no lawsuits, claims, or actions pending in your name, or on behalf of any other person or entity, against the Company or any of the Releasees in any state or federal court, any arbitral forum, or any state, federal or local administrative or governmental agency. You also promise to opt out of any class or representative action and to take such other steps as you have the power to take to disassociate yourself from and waive any rights or remedies that might be received from any class or representative action seeking relief against the Company and/or any other Releasee regarding

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any of the released Claims.
13.No Liens. You represent and warrant that: (a) you have the capacity to act on your own behalf and on behalf of all who might claim through you to bind them to the terms and conditions of this Agreement; and (b) there are no liens or claims of any lien or assignment in law or equity or otherwise of or against any of the claims released herein.
14.Governing Law/Severability. The laws of the State of Colorado govern this Agreement, regardless of the laws that might otherwise govern under applicable principles of conflict of law thereof. In the event that any portion of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such portion to other persons or circumstances will be interpreted so as reasonable to effect the intent of the Parties hereto.
15.Review of Agreement. You acknowledge and agree that you have reviewed this Agreement, you have had the opportunity to discuss its contents with legal counsel, you are freely and voluntarily entering into this Agreement, and that any rule of construction to the effect that ambiguities are to be resolved against the drafter will not apply to the interpretation of this Agreement.
16.Entire Agreement. Except for the Separation Agreement, the Equity Award Agreements and the Indemnification Agreement, the terms of which are specifically incorporated herein, and Sections 2, 4, 5, 6(c), 6(d) and 6(g) of the Starz Severance Agreement, this Agreement constitutes the entire agreement between you and the Company concerning your employment with and separation from the Starz Group, and supersedes and replaces any and all prior agreements, negotiations and understandings, both written and oral, concerning your relationship and termination of employment with the Company and any other member of the Starz Group.
17.Modifications. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by you and an authorized representative of the Company or by a court of competent jurisdiction.
18.Section Headings. Section and other headings contained in this Agreement are for convenience of reference only and will not affect in any way the meaning of interpretation of this Agreement.
19.Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned. Either Party may execute this Agreement by signing on the designated signature block below, and by transmitting such signature page via facsimile or e-mail (via PDF format) to the other Party. Any signature made and transmitted by facsimile or e-mail (via PDF format) for the purpose of executing this Agreement will be deemed an original signature for purposes of this Agreement, and will be binding upon the Party transmitting its or her signature by facsimile or e-mail (via PDF format).
[This space is left blank intentionally.]

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IN WITNESS WHEREOF, the Parties have executed or caused to be executed this Agreement as of the date written below.

GLENN CURTIS: Glenn Curtis	Date: , 2016

COMPANY: STARZ ENTERTAINMENT, LLC By: Name: Title:	Date: , 2016

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EXHIBIT B
EQUITY AWARDS

[Please see attached Optionee Statement.]

B1